Exhibit 8

List of CGGVeritas subsidiaries (March 31, 2008)

(Certain dormant or insignificant subsidiaries of the Group have not been included in the list below)

French Companies	Head Office	% of Interest

CGG Services (ex CGG Marine SAS)	Massy, France	100.0
Sercel Holding SA	Carquefou, France	100.0
Sercel SA	Carquefou, France	100.0

Foreign Companies	Head Office	% of Interest

CGGVeritas Services Holding (U.S.) Inc.	Delaware, United States	100.0
CGGVeritas Services (U.S.) Inc.	Delaware, United States	100.0
CGGVeritas Land (U.S.) Inc.	Delaware, United States	100.0
CGGVeritas Services (Canada) Inc.	Alberta, Canada	100.0
CGGVeritas Services (Canada) Partnership	Alberta, Canada	100.0
Veritas DGC Limited	United Kingdom	100.0
Veritas DGC Australia Pty Ltd	Australia	100.0
Veritas Geophysical (Asia Pacific) Pte Ltd	Singapore	100.0
CGG Americas, Inc.	Houston, Texas, United States	100.0
CGG do Brazil Participaçoes Ltda	Rio de Janeiro, Brazil	100.0
CGG Marine Resources Norge	Oslo, Norway	100.0
CGG AP	Kuala Lumpur, Malaysia	33.2
Compania Mexicana de Geofisica	Mexico City, Mexico	100.0
CGGVeritas Services (Norway) AS	Bergen, Norway	100.0
CGG Canada Services Ltd.	Calgary, Canada	100.0
Alitheia Resources Inc.	Delaware, United States	100.0
Veritas Geophysical (Mexico) LLC.	Delaware, United States	100.0
Veritas Investments Inc.	Delaware, United States	100.0
Viking Maritime Inc.	Delaware, United States	100.0
Exploration Investment Resources II A/S	Bergen, Norway	100.0
Sercel England Ltd	Somercous, United Kingdom	100.0
Sercel Inc	Tulsa, Oklahoma, United States	100.0
Sercel Singapore Pte Ltd	Singapore	100.0
Sercel Australia	Sydney, Australia	100.0
Hebei Sercel Junfeng	Hebei Province, P.R.C.	51.00
CGG Canada Services Ltd.	Calgary, Canada	100.0
Alitheia Resources Inc.	Delaware, United States	100.0
Veritas Geophysical (Mexico) LLC.	Delaware, United States	100.0
Veritas Investments Inc.	Delaware, United States	100.0
Viking Maritime Inc.	Delaware, United States	100.0

Each of our subsidiaries listed above is organised in the country or U.S. state in which its head office is located, and each such subsidiary does business under its registered name.